UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On April 29, 2009, Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) issued a press release announcing its quarterly cash distribution for the quarter ended March 31, 2009 and a redetermination of the borrowing base under its senior revolving credit facility.  The quarterly cash distribution has been reduced from $.41 per unit, which was paid for the previous quarter, to $.025 per common unit for the first quarter 2009.  The Partnership’s borrowing base under its senior revolving credit facility, relating to its upstream business assets, has been redetermined at $135 million.

In the press release, the Partnership disclosed that it will hold a conference call at 8 a.m. CT (9 a.m. ET) on April 30, 2009 to discuss the reduction in the quarterly distributions and the redetermination of the borrowing base.  In the press release, the Partnership also disclosed that it would announce earnings for the quarter ended March 31, 2009, after the market closes on May 7, 2009, and will hold a conference call at 9 a.m. CT (10 a.m. ET) on May 8, 2009 to discuss earnings.

A copy of the press release is attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01                      Other Events.

On April 29, 2009, the Partnership announced that it will pay a quarterly cash distribution of $.025 per common unit for the quarter ended March 31, 2009, a reduction in the distribution payment from the quarter ended December 31, 2008, which was $.41 on all units.  On May 15, 2009, the Partnership will pay a cash distribution to its common unitholders of record as of the close of business on May 11, 2009.

Additionally, the Partnership announced that the borrowing base under its senior revolving credit facility, which relates to its upstream business, has been redetermined from $206 million as of December 31, 2008 to $135 million currently.  This reduction in the borrowing base occurred in connection with a normally scheduled redetermination in accordance with the Partnership’s senior revolving credit facility and is primarily the result of the deterioration of commodity prices in the oil and natural gas industry.  Notwithstanding this redetermination, the Partnership currently is in compliance with the financial and other covenants in its senior revolving credit facility.   For a detailed description of the Partnership’s senior revolving credit facility, see the description under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Partnership’s annual report on Form 10-K for the year ended December 31, 2008.

In light of the borrowing base redetermination and the deterioration of commodity prices in the oil and natural gas industry, which has led to declines in customers’ drilling activity and hydrocarbon throughput volumes in its gathering and processing systems and plants, the Board of Directors of the general partner of the general partner of the Partnership (the “Board”) has determined to create cash reserves for the proper conduct of the Partnership’s business, to preserve the Partnership’s business and to remain in compliance with financial covenants under the Partnership’s senior revolving credit facility.  The cash not distributed will be used primarily to reduce the Partnership’s outstanding debt under its senior revolving credit facility and to continue the execution of its hedge strategy to maintain future cash flows.  The Partnership anticipates continuing this strategy until such time as the commodity prices in the oil and natural gas industry and the general economy return to levels conducive to increasing the cash distributions to be paid to the unitholders.

The amount of the first quarter 2009 distribution is below the Minimum Quarterly Distribution amount ($.3625 per quarter; the “MQD”) as described in the Partnership’s First Amended and Restated Agreement of Limited Partnership dated as of October 27, 2006 (the “Partnership Agreement”).  The effect of a payment below the MQD is that it creates a “Common Unit Arrearage” (as the term is defined in the Partnership Agreement).  A Common Unit Arrearage does not create a right of common unitholders to receive the amount of the arrearage, which may never be paid.  However, the presence of an arrearage, generally has three main effects: (1) the Partnership cannot make payments on its subordinated units until Common Unit Arrearages are paid; (2)  the Partnership cannot make payments on its incentive distributions until Common Unit Arrearages are paid; and (3) the subordinated units generally cannot convert until, among other things, Common Unit Arrearages are paid.

Unitholders will be required to pay federal income taxes and, in some cases, state and local income taxes on their allocable share of the Partnership’s taxable income, whether or not they receive sufficient  or any cash distributions from the Partnership.  Thus, unless the Partnership resumes sufficient cash distributions to unitholders during this year, unitholders may not receive cash distributions from Eagle Rock equal to their share of the Partnership’s taxable income or even equal to the actual tax liability that results from their share of the Partnership’s taxable income.

The Partnership has identified the following risks as risks relating to the ownership of common units of the Partnership in light of the announced reduction in cash distribution payments.

We may not be able to pay the minimum quarterly distribution and any arrearages on the common units.

Based on current market conditions and the outlook for commodity prices, we recently announced that quarterly distributions on our common units are being reduced below the minimum quarterly distribution as defined in our partnership agreement.  As described in the partnership agreement, during the subordination period, our common units carry arrearage rights. Although the common unitholders have arrearage rights, the unitholders are not entitled to receive these arrearages, which may never be paid.  We can give no assurances that the minimum quarterly distribution and any arrearages will ever be paid on the common units.  However, we must first pay all arrearages in addition to current minimum quarterly distributions before distributions can be made to holders of our subordinated units and our incentive distribution rights, and we generally must first pay all arrearages before conversion of our subordinated units can occur.

Limited partners may be required to pay taxes on their share of our income even if they do not receive any cash distributions from us.

Because our unitholders will be treated as partners to whom we will allocate taxable income which could be different in amount than the cash we distribute, limited partners will be required to pay any federal income taxes and, in some cases, state and local income taxes on their share of our taxable income even if no cash distributions were received from us.  Our taxable income for a taxable year may include income without a corresponding receipt of cash by us, such as accrual of future income, original issue discount or cancellation of indebtedness income.  We may not pay cash distributions equal to a limited partner’s share of our taxable income or even equal to the actual tax liability that results from that income.

Item 9.01                     Financial Statements and Exhibits.

Exhibit No.                  Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated April 29, 2009 (furnished under Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner
Date: April 29, 2009	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated April 29, 2009 (furnished under Item 7.01).